UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 18, 2017

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company held on July 18, 2017:

The persons elected as directors of the Company and the voting for such persons were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dale Blanchfield	13,673,238	3,683,924	14,979	1,726,526
Emily J. Groehl	17,171,412	185,993	14,736	1,726,526
Brian E. Shore	16,959,056	409,503	3,582	1,726,526
Carl W. Smith	17,033,572	323,833	14,736	1,726,526
Steven T. Warshaw	17,026,927	330,490	14,724	1,726,526

The proposal to approve an advisory (non-binding) resolution relating to 2017 fiscal year compensation of the named executive officers was approved by the Shareholders. There were 17,032,675 votes for such approval, 235,887 votes against, 103,579 abstentions and 1,726,526 broker non-votes.

The proposal to act on an advisory (non-binding) vote concerning how often the Company should conduct a shareholder advisory vote relating to compensation of the named executive officers received 3,141,167 votes for three years, 35,400 votes for two years, 14,190,224 votes for one year, 5,350 abstentions and 1,726,526 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 25, 2018 was ratified by the Shareholders. There were 19,058,080 votes for such ratification, 33,001 votes against, 7,586 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: July 21, 2017	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President –
Administration and Secretary